                                                                  EXHIBIT 2.1(b)
                    INTELLECTUAL PROPERTY LICENSE AGREEMENT
                    ---------------------------------------


          This Intellectual Property License Agreement ("License Agreement") dated ________ __, 1998 (the "Effective Time") is between Sealright Co., Inc., a Delaware corporation ("Licensor") and [Flexible Co.], a Delaware corporation ("Licensee"). All capitalized terms used in this License Agreement and not otherwise defined below in Section I shall have the respective meanings given such terms in the Merger Agreement (defined below).

          WHEREAS, Huhtamaki Oy, a corporation organized under the laws of Finland, and its wholly owned subsidiary, Seal Acquisition Corporation, a Delaware corporation ("Seal") have entered into the Merger Agreement dated March 2, 1998, (the "Merger Agreement") providing for the merger of Licensor with Seal;

          WHEREAS, the Merger Agreement provides that all the capital stock of [Flexible Co.], a wholly owned subsidiary of Licensor, will be distributed to the stockholders of Licensor as of the Effective Time;

          WHEREAS, Licensor is the owner of and has the right to license the trademarks, service marks and trade names and those registrations and applications for registration related to any of the foregoing, listed on Schedule A attached hereto and the goodwill associated therewith (individually, a "Mark" and collectively, the "Marks") that prior to the Effective Time, have been used by Licensor in connection with the Flexible Business;

          WHEREAS, Licensee wishes to use the Marks only in the Flexible Packaging Industry (defined below);

          WHEREAS, Licensor has agreed to allow such usage on a limited basis on the terms and conditions hereafter set forth in this License Agreement; and

          WHEREAS, this License Agreement is a condition to the consummation of the Transactions contemplated by the Merger Agreement;

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this License Agreement as well as in the Merger Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agrees as follows:

I.  Definitions.

     a. "Affiliate" means, with respect to any corporation, partnership, organization or any other entity ("Person"), any other Person controlling, controlled by or under common control with such Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

     b. "Competitor" means a Person that competes with the business of Licensor (other than the Flexible Business) in effect as of the Effective Time and that derived more than twenty-five percent (25%) of its net revenues for the fiscal year immediately preceding the attempted assignment of this License Agreement by Licensee to such Person pursuant to Section VII from such competitive business.

     c. "Flexible Packaging Industry" means the business of manufacturing and selling (a) flexible packaging and labels for the food, dairy and beverage market and (b) machines for the application of sleeve labels to plastic bottles.

II.  License Grant.
     -------------

     a. Scope. Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee and its Affiliates a royalty-free worldwide, indivisible right and license to use the Marks solely in the Flexible Packaging Industry.

     b. Term and Duration. This License Agreement shall come into effect on the Effective Time and shall continue thereafter for a period of six (6) months (the "License Period").

III.  Termination.

      a. Termination. In the event that one party determines that the other has committed a material breach of a provision of this License Agreement, such party may provide written notice to the breaching party ("Breach Notice") specifying the material breach complained of in reasonable detail and requiring the other party to rectify such breach. The breaching party shall then have thirty (30) days from receipt of the Breach Notice to cure such breach (the "Initial Cure Period") or, if such material breach is such that it cannot be cured within the Initial Cure Period but is capable of being cured within a reasonable time not to exceed thirty (30) days afterwards, to begin to cure such breach within the Initial Cure Period and thereafter to proceed diligently to complete the cure of the breach within a reasonable time period. If such material breach is not cured pursuant to this Section III(a), this License Agreement shall automatically terminate.

     b. Termination Upon Bankruptcy. Notwithstanding the above, this License Agreement shall terminate automatically with respect to Licensee and its Affiliates without the Initial Cure Period if Licensee seeks protection from creditors or enters into receivership or bankruptcy or in the event of any affirmative act of insolvency by Licensee.

     c. Effect of Termination. On or before the expiration or termination by Licensee of this License Agreement, or within a commercially reasonable time after termination of this License Agreement for breach by Licensee pursuant to
Section III(a): (i) Licensee and its Affiliates shall completely cease all use of the Marks (or any of their formatives or derivatives or any modified Marks, subject to Section IV(a)(iii) below), including but not limited to use of the Marks in the Flexible Packaging Industry, and all use of any trademark, servicemark, tradename or trade dress that is confusingly similar to the Marks or the modified Marks; and (ii) Licensee and its Affiliates shall change any internet site or local, state and national telephone or trade directories in the next printing of such directories and to amend any registration or certificate with any governmental authority and their corporate names so as to delete the Marks or take any other commercially reasonable action so as to not lead anyone to believe or confuse anyone into believing there is any services or goods or source affiliation between Licensor and Licensee.

IV.  Ownership Of The Marks; Quality Assurances.

     a.   Licensor's Ownership.

          (i) Licensee acknowledges Licensor's right, title and interest in and to the Marks and the goodwill associated with the Marks. Licensee shall not represent in any manner that it has ownership in the Marks. Licensee acknowledges that use of the Marks shall not create any ownership, rights, goodwill, title or interest in Licensee, but that all such use by Licensee shall inure to the sole benefit of Licensor. Licensee shall use the Marks in such a manner as to preserve and protect the rights and interest of Licensor therein. Licensee acknowledges that it will not during the term of this License Agreement or anytime thereafter register or apply for registration of the Marks anywhere in the world, or take any action whatsoever to contest the validity of the Marks, Licensor's ownership of the Marks or which in any way diminishes Licensor's ownership, validity or use of the Marks.

          (ii) Licensee agrees that upon the expiration or termination of this License Agreement, Licensor shall hold all rights and goodwill to the Marks, formatives, derivatives or modification (subject to Section IV(a)(iii) below) for all services and goods. Licensee agrees to execute such documents and consents to enter into agreements or assist in any reasonable manner, at Licensor's expense, after the termination or expiration of this License Agreement to insure the validity or ownership of the Marks to Licensor.

          (iii) Notwithstanding anything in this License Agreement to the contrary, Licensee or its Affiliates' use of any of the Marks in combination with a name, mark or logo that do not contain the word "SEALRIGHT" to which the Licensee or its Affiliates otherwise have rights shall not be deemed a grant to Licensor of any rights in or to such name, mark or logo and Licensee and its Affiliates may continue to use such name, mark or logo after the termination or expiration of this License Agreement. Notwithstanding the above, Licensee shall not use the Marks in combination with any name, mark or logo such that the total combination is likely to cause confusion that Licensee does business outside of the Flexible Packaging Industry.

     b. Quality Standards. Licensee and its Affiliates shall use and display the Marks (including in connection with the promotion and advertising of products and services) only in accordance with the laws and regulations that are applicable within the United States, Canada and such other places where the Marks are or may hereafter be in use by Licensee and its Affiliates and further agrees to never use the Marks in any manner which would reasonably be expected to dilute or genericize or impair the validity of the Marks. Licensee shall use the Marks in connection with goods and services of a quality, which at a minimum, is equal to those previously manufactured, supplied or provided by Licensor or its Subsidiaries in the Flexible Business.

     c. Further Action. The parties shall execute such documents and consents and take such other action as may be necessary to complete the registrations of Marks pending with the respective registration authorities as of the Effective Time.

V.  Warranties.

     Licensor warrants that: (i) it has the full right, power and authority to enter into this License Agreement; and (ii) it has not previously assigned, transferred, conveyed or otherwise encumbered the rights granted in this License Agreement.

VI.  Infringement.

     a. Notification. Each party shall notify the other pursuant to the notification provision in Section IX in the event that such party learns of any reasonably significant infringement of the Marks in the Flexible Packaging Industry within ten business (10) days of such party's knowledge of such infringement.

     b. Infringement Within the Flexible Packaging Industry. Licensor may at its sole option elect to bring an action against any apparent infringement of the Marks within the Flexible Packaging Industry. In such event, and at Licensor's expense, Licensee shall cooperate fully with Licensor and execute such documents and consents and take all steps reasonably necessary to assist in such action. Licensee, its Affiliates, officers, agents and employees shall be fully indemnified and be held harmless by Licensor from any liability, loss, damage or expense, including reasonable attorney's fees of any type arising from Licensor brining such action. In the event that Licensor elects not to bring such an action, it must promptly notify Licensee and Licensee shall have the right to bring an action at its option and expense. Licensor, its Affiliates, officers, agents and employees shall be fully indemnified and be held harmless by Licensee from any liability, loss, damage or expense, including reasonable attorney's fees of any type arising from Licensee bringing such action. In the event that Licensee brings such action, at Licensee's expense, Licensor shall cooperate fully with Licensee and execute such documents and consents and take all steps reasonably necessary to assist in such action. Any proceeds which either party receives by virtue of a successful action against or settlement with an apparent infringer within the Flexible Packaging Industry shall first be used to reimburse the costs (including legal fees) of the party that brought the action, then to reimburse the costs (including legal fees) that the other party bore, if any, in connection with the action, and any remaining proceeds shall be for the benefit of the party that brought such action.

VII. Assignment/Sublicense.

     Licensee shall not, without the prior written consent of Licensor (which consent may be granted or withheld at Licensor's sole discretion) assign, transfer, or sublicense this License Agreement or any of its rights or obligations hereunder, except that Licensee, without Licensor's consent, may:
(i) grant sublicenses or assign any of its rights or obligations hereunder to any of its controlled Affiliates for use in the Flexible Packaging Industry; and
(ii) assign or license the rights and obligations under this License Agreement for collateral security purposes to any lender providing financing to Licensee or its Affiliates, provided that such lender is bound by the termination provisions contained in this License Agreement. In addition, Licensee may assign its rights and obligations under this License Agreement to any purchaser of Licensee's business to which this License Agreement relates ("Assignee"), other than a "Prohibited Assignee" (as set forth below), upon thirty (30) days written notice to Licensor informing it of the identity of such Purchaser. A "Prohibited Assignee" shall be (x) a Competitor or (y) any Person that the Board of Directors of Licensor determines in good faith after reasonable inquiry is likely, as a result of such assignment, to significantly and adversely affect the reputation or goodwill of Licensor or its Marks, provided, however, that such Person shall not be deemed to be a Prohibited Assignee unless within thirty (30) days after receiving notice from the Licensee of the identity of the Assignee, the Licensor's Board of Directors shall (i) make the determination specified above and (ii) provide Licensee with a list of all of its reasons for such determination. Licensor may assign this License Agreement and its rights or obligations hereunder without Licensee's prior consent, provided such assignment is in conjunction with Licensor's assignment of the Marks as a whole and provided further that such assignee agrees in writing to be bound by the terms and conditions of this License Agreement.

VIII.  Modification/Waiver.

       a. Modification. This License Agreement may be modified only in writing signed by both Licensor and Licensee. Neither Licensor's nor Licensee's failure to enforce any of the provisions of this License Agreement shall constitute a waiver of its rights to later enforce such terms or conditions.

       b. Waiver. Any waiver under this License Agreement must be in writing and signed by the party to be charged therewith.

IX.   Notices.

      Any notice, communications or payment given or required in connection with this License Agreement shall be considered sufficient and effective as set forth in Section 11.6 (Notices) of the Merger Agreement.

X.    Governing Law.

      This License Agreement shall be construed under the laws of the State of Delaware without regard to its conflict of laws.

XI.   Entire Agreement.

      This License Agreement and the Merger Agreement, and any exhibits and schedules attached hereto or thereto, constitute the entire agreement of the parties with respect to the subject hereof, and supersede all prior understandings, agreements and oral representations and warranties of the parties with respect to the subject matter of this License Agreement. Any reference in this License Agreement shall be deemed to include any exhibits and schedules. If there is any conflict or inconsistency between the terms of this License Agreement and the Merger Agreement, then the terms of this License Agreement shall control.

XII.  Severability Of Provisions.

      In the event that any provision or paragraph of this License Agreement shall be found to be unlawful or a violation of public policy or for any other reason unenforceable in law, such finding shall in no way invalidate any other provisions or sections of this License Agreement.

XIII.  Confidentiality.

       Each party agrees that it will not use for its own purposes or disclose to any third party (other than for purposes of enforcing this Agreement subject to an appropriate confidentiality order) any confidential information (including without limitation advertising or promotional materials, or other marketing or business information) disclosed to it (the "Receiving Party") by the other party pursuant to this Agreement unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Receiving Party's acts or omissions to act or to the extent otherwise required by law.

XIV.  Headings.

     All headings used in this License Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

XV.  Counterparts.

     This License Agreement may be executed in one or more counterparts each of which shall be deemed to be an original and all of which shall be deemed to have been executed simultaneously.

     IN WITNESS WHEREOF, the parties have signed this License Agreement through their duly authorized representatives, as of the date first hereinabove written.


SEALRIGHT CO., INC.                       [Flexible Co.]



By:                                       By:
   ______________________                    ______________________


Name:                                     Name:
     ______________________                    ______________________


Title:                                    Title:
      ______________________                    ______________________

                                   SCHEDULE A


                   Issued and Active Trademark Registrations
                   -----------------------------------------

Case ID #        Registration #    Issue Date      Trademark      Class        Country           Ownership
---------        --------------    ----------      ---------      -----        -------           ---------
----------------------------------------------------------------------------------------------------------------------------
SEACO               0,133,812       08/03/20       Sealright                    U.S.A.      Sealright Co., Inc.
----------------------------------------------------------------------------------------------------------------------------
SEACO               0,227,019       04/26/27       Liftright                    U.S.A.      Sealright Co., Inc.
----------------------------------------------------------------------------------------------------------------------------
SEACO               0,381,524       09/24/40       SSS & DES.                   U.S.A.      Sealright Co., Inc.
----------------------------------------------------------------------------------------------------------------------------
SEACO224            0,869,867       05/27/69       Sealright                    U.S.A.      Sealright Co., Inc.
----------------------------------------------------------------------------------------------------------------------------
SEACO386            1,007,407       03/25/75        SR DES.         21          U.S.A.      Sealright Co., Inc.
----------------------------------------------------------------------------------------------------------------------------
SEACO363            1,009,241       04/22/75        SR DES.                     U.S.A.      Sealright Co., Inc.
----------------------------------------------------------------------------------------------------------------------------
SEACO172            1,225,003       01/25/83       SR & DES.                    U.S.A.      Sealright Co., Inc.
----------------------------------------------------------------------------------------------------------------------------
SEACO311            1,887,480       04/04/95       Sealright        37          U.S.A.      Sealright Co., Inc.
----------------------------------------------------------------------------------------------------------------------------
SEACO312            1,890,194       04/18/95     SR Sealright &     37          U.S.A.      Sealright Co., Inc.
                                                     Design
============================================================================================================================

                      Pending U.S. Trademark Applications
                      -----------------------------------

             Application
Case ID #     Serial #        File         Trademark         Class     Country          Ownership
---------    -----------      ----         ---------         -----      -------          ---------
SEACO415       033,023      12/15/95   Sealright & Design  16, 20, 21    U.S.A.     Sealright Co., Inc.
-------------------------------------------------------------------------------------------------------
SEACO416       038,697      12/29/95   Sealright & Design      7         U.S.A.     Sealright Co., Inc.
-------------------------------------------------------------------------------------------------------
SEACO417       038,696      12/29/95   Sealright & Design      7         U.S.A.     Sealright Co., Inc.
-------------------------------------------------------------------------------------------------------
SEACO419       038,698      12/29/95   Sealright & Design      37        U.S.A.     Sealright Co., Inc.
-------------------------------------------------------------------------------------------------------
SEACO424       064,446      02/27/96   S Logo                20, 21      U.S.A.     Sealright Co., Inc.
=======================================================================================================



               Issued and Active Foreign Trademark Registrations
               -------------------------------------------------

Case ID #           Registration #  Issue Date  Trademark  Class   Country    Ownership
---------           --------------  ----------  ---------  -----   -------    ---------
---------------------------------------------------------------------------------------
SEACO920            64299            05/08/79   Sealright   4+     Austria
---------------------------------------------------------------------------------------
SEACO945            82779            12/17/71   Sealright   6+     Benelux
---------------------------------------------------------------------------------------
SEACO913            152/34240        09/21/23   Sealright          Canada
---------------------------------------------------------------------------------------
SEACO997            39112/11961      05/23/84   Sealright   16   Costa Rica
---------------------------------------------------------------------------------------
SEACO996            39146/11962      06/11/84   Sealright    7   Costa Rica
---------------------------------------------------------------------------------------
SEACO944            3087/1969        11/07/69   Sealright   6+     Denmark
---------------------------------------------------------------------------------------
SEACO998            57837            01/05/81   Sealright   6+     Finland
---------------------------------------------------------------------------------------
SEACO801            1053011          06/09/78   Sealright   7+     France
---------------------------------------------------------------------------------------
SEACO               1470409          06/09/88   Sealright   7+     France
---------------------------------------------------------------------------------------
SEACO939            885971           02/05/79   Sealright   16+    Germany
---------------------------------------------------------------------------------------
SEACO925            52870            07/29/68   Sealright   7+      Italy
---------------------------------------------------------------------------------------
SEACO               546551           07/29/68   Sealright   7+      Italy
---------------------------------------------------------------------------------------
SEACO810            1906816          10/28/86   Sealright   J18     Japan
                                               w/Katakana
=======================================================================================

===========================================================================================================
Case ID #        Registration #    Issue Date      Trademark      Class        Country           Ownership
---------        --------------    ----------      ---------      -----        -------           ---------
-----------------------------------------------------------------------------------------------------------
SEACO            39985              03/17/81         Cis-4                     Lebanon
-----------------------------------------------------------------------------------------------------------
SEACO811         77028              07/31/79       Sealright        6+         Norway
-----------------------------------------------------------------------------------------------------------
SEACO984         580479             03/28/71       Sealright        20          Spain
-----------------------------------------------------------------------------------------------------------
SEACO985         580480             03/31/71       Sealright        21          Spain
-----------------------------------------------------------------------------------------------------------
SEACO983         580478             05/10/71       Sealright        17          Spain
-----------------------------------------------------------------------------------------------------------
SEACO973         580477             05/10/72       Sealright        16          Spain
-----------------------------------------------------------------------------------------------------------
SEACO915         580476             06/25/73       Sealright        7           Spain
-----------------------------------------------------------------------------------------------------------
SEACO162         136072             08/06/81       Sealright        6+         Sweden
===========================================================================================================

                                       2